Caneum, Inc. announces the appointment of Douglas Wadkins to the Board of Directors

Information technology and business process outsourcing concern also accepts the resignation of Board Member Jason Daggett.


Wednesday, August 4, 2004

Newport Beach, CA. (AP) - Caneum, Inc. (OTCBB: "CANM" - News) announced that on July 28, 2004, Jason Daggett tendered his resigned from its board following the recent signing of the Pipeline Software acquisition documents. The resignation will be effective August 15, 2004, and Mr. Daggett will maintain a continuing relationship with Caneum as a financial consultant. The company contemporaneously announced that effective July 28, 2004, it has added Douglas Wadkins as a member of its Board of Directors.

Mr. Wadkins is currently the Chief Technology Officer of Edgewater Networks, a provider of converged voice, video and data security and application appliances. Prior to joining Edgewater Networks, he was with Cisco Systems where he was responsible for leading teams developing voice signaling infrastructure, hosted IP communications, and mergers and acquisitions. He also represented Cisco on the board of directors for the International Packet Communications Consortium. Prior to joining Cisco, via acquisition, Mr. Wadkins was the COO of Vovida Networks, a provider of call control software for IP networks utilizing an open source business model. Prior to Vovida Networks Mr. Wadkins was with Aspect Communications and Nortel Networks, where he focused on leading technical teams responsible for the company's information technology infrastructure and leading the Enterprise Networks Software Business Unit, respectively.
Prior to Nortel Networks Mr. Wadkins served with the United States Navy Submarine Command as an Operations Officer. He holds an MS and BS in Mechanical Engineering.

"We are pleased to add Mr. Wadkins to our board as we begin to integrate the first of our targeted acquisitions and will benefit from Doug's background and his expertise to optimize the company's rapid growth," stated Alan Knitowski, Chairman of Caneum, Inc.

"I'm extremely pleased to have the opportunity to serve on Caneum's board of directors as the company enters an new growth phase of its operational development. With the announced signing of the definitive agreement to acquire Pipeline Software I am excited to be able to bring practical M&A integration experience to assist Caneum with the micro-cap roll-up aspect of its business model," commented Doug Wadkins.


About Caneum, Inc.

Caneum Inc. is a global provider of business process and information technology outsourcing products and services across vertical industries including technology, energy, government, education and healthcare. It provides a suite of business planning and strategy capabilities to assist companies with their "make versus buy" decisions in the areas of data, network, product development, product maintenance and support, and fulfills its services onshore, in-region (NAFTA) and offshore depending on the business goals and objectives of its global clients. In parallel, Caneum is aggressively pursuing a micro-cap roll-up strategy within its core outsourcing products and service suite in order to broaden its capability set and simultaneously take advantage of the large number of companies worldwide that currently lack an exit strategy for their businesses and shareholders. For more information, visit the company's Web site at http://www.caneum.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include but are not limited to the risk factors noted in the company's filings with the Securities & Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Caneum's services, concentration of revenue from a small number of clients, the loss of which would have a material detrimental effect on the business and revenues generated by Pipeline; Caneum's ability to gain market acceptance for its services and products; the company's ability to attract and retain skilled personnel; and the company's reliance on third-party suppliers.


Contacts:

Company:
Brittany Mason
Caneum, Inc.
(949) 273-4006
info@caneum.com


Investors:
RedChip Resources, LLC


Jason Daggett
(714) 264-7975
stockinfo@caneum.com


Media:
Jason Daggett
(714) 264-7975
stockinfo@caneum.com